Exhibit 99.1

Corporate Office Properties Trust	Contact:
8815 Centre Park Drive, Suite 400	Mary Ellen Fowler
Columbia, Maryland 21045	Vice President
Telephone 410-730-9092	Finance and Investor Relations
Facsimile 410-740-1174	410-992-7324
Website www.copt.com	maryellen.fowler@copt.com

NEWS RELEASE	For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST REPORTS

STRONG THIRD QUARTER 2005 RESULTS

COLUMBIA, MD October 26, 2005 - Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended September 30, 2005.

Highlights

•                  50.0% increase in Earnings per Share (“EPS”) diluted to $.18 for the third quarter of 2005 from $.12 per diluted share for the third quarter of 2004. Net Income Available to Common Shareholders diluted of $6,936,000 for third quarter 2005 increased from $4,153,000 for the comparable 2004 period. Included in the third quarter 2004 net income available to common shareholders was recognition of an accounting charge of $1,813,000 reflecting the issuance costs of the Series B preferred shares redeemed July 15, 2004. Without this accounting charge, net income available to common shareholders — diluted, as adjusted, would have been $.17 per share.

•                  20.5% increase in Funds from Operations (“FFO”) per diluted share to $.47 for the third quarter 2005 from $.39 per diluted share for third quarter 2004. Without the third quarter 2004 Series B preferred share accounting charge, FFO per diluted share would have increased 9.3%, from $.43 per diluted share.

•                  35.1% increase in Adjusted Funds from Operations (“AFFO”) to $15.9 million for third quarter 2005 as compared to $11.8 million for third quarter 2004.

•                  FFO payout ratio was 60.6% and AFFO payout ratio was 84.4% for third quarter 2005.

•                  94.6% occupied and 95.8% leased for the Company’s wholly owned portfolio as of September 30, 2005.

•                  $77.5 million in acquisitions for nine office buildings totaling 418,726 square feet plus 200 acres of land, including 132 acres of the land in which the Company owns a 50% undivided interest.

•                  1.1 million square feet in 9 buildings under construction that are currently 51% leased.

•                  9.8% increase in quarterly common dividend from $.255 to $.28 per share.

•                  9.0% increase for same property cash net operating income (NOI), compared to the same quarter 2004.

•                  $75.3 million of equity raised through a 2.3 million common share offering.

“We have increased our 2005 FFO guidance and are providing our initial 2006 FFO guidance, that reflects a 10% FFO per diluted share growth for next year based on the upper end of the range,” stated Randall M. Griffin, President and Chief Executive Officer. “We are very pleased with our overall performance this year and are well on our way to meeting or exceeding almost all of our 2005 goals, including occupancy, dispositions, acquisitions, FFO growth and expansion into new tenant driven locations. Our 9% growth in same property NOI for this quarter is indicative of the strength of our markets, which should provide the basis for continued growth over the next few years,” he added.

Financial Results

•                  EPS for the quarter ended September 30, 2005 totaled $.18 per diluted share, or $6,936,000 of Net Income Available to Common Shareholders, as compared to $.12 per diluted share, or $4,153,000 for the quarter ended September 30, 2004, representing an increase of 50.0% per share. Included in the third quarter 2004 net income available to common shareholders was recognition of an accounting charge of $1,813,000 reflecting the write-off of issuance costs of the Series B preferred shares redeemed July 15, 2004. Without this accounting charge, net income available to common shareholders — diluted, as adjusted, would have been $.17 per share. Revenues from real estate operations for the quarter ended September 30, 2005 were $62,996,000, as compared to $52,276,000 for the quarter ended September 30, 2004.

•                  Diluted FFO for the quarter ended September 30, 2005 totaled $22,127,000, or $.47 per diluted share, as compared to $17,368,000, or $.39 per diluted share, for the quarter ended September 30, 2004, representing an increase of 20.5% per share. Included in the third quarter 2004 FFO was the Series B preferred share accounting charge. Without this accounting charge, FFO per diluted share would have increased 9.3%, from $.43 per diluted share. FFO Payout ratio was 60.6% for third quarter 2005 compared to 65.9% for the comparable 2004 period.

•                  Adjusted Funds From Operations (“AFFO”) diluted totaled $15,892,000 for third quarter 2005 as compared to $11,759,000 for third quarter 2004, representing an increase of 35.1%. The Company’s AFFO payout ratio was 84.4% for third quarter 2005 compared to 97.3% for third quarter 2004.

As of September 30, 2005, the Company had a total market capitalization of $3.0 billion, with $1.1 billion in debt outstanding, equating to a 37.6% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 5.8%, and 69.7% of total debt was subject to fixed interest rates. For the third quarter 2005, EBITDA interest coverage ratio was 3.17x and EBITDA fixed charge coverage was 2.51x.

Operating Results

At September 30, 2005, the Company’s wholly owned portfolio of 136 office properties totaling 11.7 million square feet, was 94.6% occupied and 95.8% leased. The Company’s entire portfolio including the unconsolidated joint ventures, was 93.8% occupied and 95.0% leased.

During the quarter, 165,311 square feet was renewed, equating to a 64.8% renewal rate, at an average capital cost of $9.22 per square foot. For renewed and retenanted space totaling 453,716 square feet, total rent on a cash basis decreased 22.5% and total rent on a straight line basis decreased 14.3%. The average capital cost for renewed and retenanted space was $9.04 per square foot.

Same property cash NOI increased 9.0% for the quarter, compared to the quarter ended September 30, 2004.  The increase in cash NOI for the same property portfolio resulted primarily from improved occupancy and higher rental rates in our Baltimore Washington Corridor and our Northern Virginia portfolios. The same property portfolio consists of 111 properties representing 84.4% of the total square footage as of September 30, 2005.

Significant leases signed during the quarter include 201,200 square feet with a large credit worthy tenant in the Princeton Technology Center in Cranbury, NJ. The tenant commenced paying rent on the entire building at 431 Ridge Road, a 171,200 square foot single-story office building. The tenant also leased the entire building at 437 Ridge Road, a 30,000 square foot single-story office building effective January 1, 2007, when the existing lease expires.

Development and Construction Activity

At quarter end, the Company had under development three buildings — 320 NBP, 302 NBP and 16444 Commerce Drive for a total of 342,000 square feet. In addition, the Company had nine buildings under construction totaling 1.1 million square feet that are 51% leased and a two building complex under redevelopment for 470,000 square feet that is 100% leased.

During the quarter, the Company placed into service 191 NBP, a 104,000 square foot office building which is 100% leased to Northrop Grumman Corporation for a seven year term.

The Company executed a ten year lease for 61,038 square feet with Applied Signal Technology, Inc. at 306 NBP, which is under construction, and a 53,000 square foot lease at 6711 Columbia Gateway Drive for the Company’s new corporate headquarters.

Land Control

At quarter end, the Company had under control 555 acres of land that can support 7.8 million square feet of office space. A majority of the land is located in the Baltimore Washington Corridor, Northern Virginia and Colorado Springs.

During the quarter, the Company acquired 200 acres of land, including 132 acres of the land located in Colorado Springs in which the Company owns a 50% undivided interest.

These land acquisitions are as follows:

•                  64 acre parcel of land known as Patriot Park for $10.0 million along with the development rights to build a two story, 50,000 square foot Class A office building on approximately 5 of the 64 acres within the park, all located in Colorado Springs, Colorado. The proposed building is 100% preleased to a defense contractor on a long term lease. The remaining 59 acres can be developed with 650,000 square feet of office space. The business park is located at the north entrance to Peterson Air Force Base,

•                  4 acres of land located in Columbia, Maryland for $1.5 million, and

•                  50% undivided interest in 132 acres of land known as the InterQuest Office Park for $10.6 million that can support approximately 935,000 square feet. The InterQuest Office Park is located along I-25 at the northern portion of the Colorado Springs market, near the entrance to the United States Air Force Academy.

Acquisition Activity

During the quarter ending September 30, 2005, the Company acquired nine office buildings comprising 418,726 square feet for a total cost of $55.3 million that were 94% leased at closing:

•                  26,500 square foot office building for $2.3 million in Columbia, Maryland,

•                  189,000 square feet in five one story office buildings known as Gateway Crossing 95 for $26.0 million located in the Columbia Gateway Business Park in Columbia, Maryland,

•                  136,000 square feet located in two office buildings to be known as Patriot Park I & II for $18.0 million located in Colorado Springs. The buildings are 93% leased primarily to defense contractors serving Peterson Air Force Base, and

•                  67,500 square foot office building known as Newport Centre One for $9.0 million. The building is located near the Colorado Springs Airport and Peterson Air Force Base, and is 100% leased to the United States Government and a defense contractor.

Disposition Activity

During the quarter the Company disposed of the following assets:

•                  33,000 square feet in a recently developed office building located in Columbia, Maryland for $4.8 million,

•                  153,000 square feet in 3 buildings within the New Jersey portfolio for $22.5 million, and

•                  672,000 square feet within 16 office buildings located in Harrisburg, Pennsylvania, representing 100% of the Company’s holdings in that market. The Company sold 80% of its ownership interest in the portfolio which was valued at $73.0 million.

Financing and Capital Transactions

The Company executed the following transactions during the quarter:

•                  $36.0 million bridge loan that the Company repaid in October 2005,

•                  $19.5 million credit facility to fund the construction of 6711 Columbia Gateway Drive in Columbia, Maryland,

•                  9.8% increase in quarterly common dividend from $.255 to $.28 per share, and

•                  2,300,000 common shares issued, generating proceeds of $75.3 million before expenses.

Subsequent Events

Since September 30, 2005, the Company has:

•                  Placed into service 318 NBP, 126,000 square feet, 100% leased,

•                  Placed into service 8611 Military Drive, 470,000 square feet, 100% leased,

•                  Executed a 32,000 square foot lease at 306 NBP,

•                  Closed a $103.0 million interest only, ten year loan at a fixed rate of 5.53%. In connection with this loan closing, the Company terminated its $73.4 million forward starting swap,

•                  Acquired a 118,000 square foot office building on a 21.4 acre site for $17.0 million. The site can support approximately 80,000 square feet of new office space development. The property is located in Frederick, Maryland, close to the northwest end of the I-270 Corridor.  This acquisition marks the Company’s entrance into this targeted submarket, and

•                  Executed a long term lease for 47,000 square feet at 15 West Gude Drive in Rockville, Maryland.

Earnings Guidance

The Company has revised the EPS guidance from $.47 — $.51 to $.58 — $.60 per diluted share for 2005. The previous 2005 FFO guidance of $1.81 — $1.85 has been revised to $1.84 — $1.86 per diluted share. The Company’s 2006 EPS guidance is $.47 — $.55 per diluted share. The 2006 FFO guidance is $1.97 — $2.05 per diluted share. The Company will discuss the assumptions for the 2006 guidance during the Earnings Call.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  October 27, 2005

Time:  4:00 p.m. ET

Dial In Number: (800) 406-5345

Confirmation Code for the call:  1460093

A replay of the conference call will begin on Thursday, October 27, 2004 at 7:30 p.m. ET and will be available through Thursday, November 10, 2005, midnight ET.  The telephone number for the replay is (888) 203-1112. When prompted, enter the confirmation code shown above.  The live webcast may be accessed under the Investor Relations section of the Company’s website at www.copt.com.

Definitions

Please refer to our Form 8K or our website (www.copt.com) for definitions of certain terms used in this press release.  Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties primarily in select Mid-Atlantic submarkets.  The Company is among the largest owners of suburban office properties in the Greater Washington, DC region.  The Company currently owns 158 office properties totaling 13.3 million rentable square feet, which includes 18 properties totaling 885,000 square feet held through joint ventures.  The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants.  The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Financial Tables Attached

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three months ended September 30,
	2005	2004
Revenues
Real estate revenues	$62,996	$52,276
Service operations revenues	29,784	7,466
Total revenues	92,780	59,742
Expenses
Property operating	19,032	15,789
Depreciation and other amortization associated with real estate operations	18,004	11,619
Service operations expenses	29,326	6,978
General and administrative expenses	3,318	2,698
Total operating expenses	69,680	37,084
Operating income	23,100	22,658
Interest expense	(14,370)	(10,668)
Amortization of deferred financing costs	(641)	(577)
Income from continuing operations before gain on sales of real estate, income taxes and minority interests	8,089	11,413
Gain on sales of real estate	105	24
Income tax expense	(294)	(145)
Income from continuing operations before minority interests	7,900	11,292
Minority interests in income from continuing operations	(967)	(1,589)
Income from continuing operations	6,933	9,703
Income from discontinued operations, net of minority interests	3,656	47
Net income	10,589	9,750
Preferred share dividends	(3,653)	(3,784)
Issuance costs associated with redeemed preferred shares	—	(1,813)
Net income available to common shareholders	$6,936	$4,153

Earnings per share “EPS” computation
Numerator:	$6,936	$4,153

Denominator:
Weighted average common shares - basic	36,913	33,797
Assumed conversion of dilutive options	1,667	1,655
Weighted average common shares - diluted	38,580	35,452

EPS
Basic	$0.19	$0.12
Diluted	$0.18	$0.12

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three months ended September 30,
	2005	2004
Net income	$10,589	$9,750
Add: Real estate-related depreciation and amortization	17,848	11,700
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(23)	(56)
Less: Gain on sales of real estate, excluding development portion	(4,360)	(24)
Less: Issuance costs associated with redeemed preferred shares	—	(1,813)
Funds from operations (“FFO”)	24,054	19,557
Add: Minority interests-common units in the Operating Partnership	1,726	1,595
Less: Preferred share dividends	(3,653)	(3,784)
Funds from Operations - basic and diluted (“Diluted FFO”)	22,127	17,368
Less: Straight-line rent adjustments	(1,519)	(2,519)
Less: Recurring capital expenditures	(4,945)	(4,679)
Add (less): Amortization of deferred market rental revenue	229	(224)
Add: Issuance costs associated with redeemed preferred shares	—	1,813
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$15,892	$11,759

Weighted average shares
Weighted average common shares	36,913	33,797
Conversion of weighted average common units	8,758	8,690
Weighted average common shares/units - basic FFO per share	45,671	42,487
Assumed conversion of share options	1,667	1,655
Weighted average common shares/units - diluted FFO per share	47,338	44,142

Diluted FFO per common share	$0.47	$0.39
Dividends/distributions per common share/unit	$0.280	$0.255
Earnings payout ratio	158.1%	222.4%
Diluted FFO payout ratio	60.6%	65.9%
Diluted AFFO payout ratio	84.4%	97.3%
EBITDA interest coverage ratio	3.17	3.20
EBITDA fixed charge coverage ratio	2.51	2.37

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	38,580	35,452
Weighted average common units	8,758	8,690
Denominator for diluted FFO per share	47,338	44,142

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Nine months ended September 30,
	2005	2004
Revenues
Real estate revenues	$182,887	$153,523
Service operations revenues	65,345	21,188
Total revenues	248,232	174,711
Expenses
Property operating	55,171	44,862
Depreciation and other amortization associated with real estate operations	47,459	37,512
Service operations expenses	63,692	19,720
General and administrative expenses	9,760	7,471
Total operating expenses	176,082	109,565
Operating income	72,150	65,146
Interest expense	(41,281)	(31,117)
Amortization of deferred financing costs	(1,508)	(1,936)
Income from continuing operations before gain (loss) on sales of real estate, equity in loss of unconsolidated entities, income taxes and minority interests	29,361	32,093
Gain (loss) on sales of real estate	339	(174)
Equity in loss of unconsolidated entities	—	(88)
Income tax expense	(964)	(375)
Income from continuing operations before minority interests	28,736	31,456
Minority interests in income from continuing operations	(3,850)	(4,168)
Income from continuing operations	24,886	27,288
Income from discontinued operations, net of minority interests	3,863	298
Net income	28,749	27,586
Preferred share dividends	(10,961)	(12,675)
Issuance costs associated with redeemed preferred shares	—	(1,813)
Net income available to common shareholders	$17,788	$13,098

Earnings per share “EPS” computation
Numerator:
Net income available to common shareholders	$17,788	$13,098
Dividends on convertible preferred shares	—	21
Numerator for diluted EPS	$17,788	$13,119

Denominator:
Weighted average common shares - basic	36,721	32,124
Assumed conversion of dilutive options	1,595	1,680
Assumed conversion of preferred shares	—	179
Weighted average common shares - diluted	38,316	33,983

EPS
Basic	$0.48	$0.41
Diluted	$0.46	$0.39

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Nine months ended September 30,
	2005	2004
Net income	$28,749	$27,586
Add: Real estate-related depreciation and amortization	47,440	37,746
Add: Depreciation and amortization on unconsolidated real estate entities	—	106
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(85)	(56)
Less: Gain on sales of real estate, excluding development portion	(4,408)	(71)
Less: Issuance costs associated with redeemed preferred shares	—	(1,813)
Funds from operations (“FFO”)	71,696	63,498
Add: Minority interests-common units in the Operating Partnership	4,369	4,241
Less: Preferred share dividends	(10,961)	(12,675)
Funds from Operations - basic (“Basic FFO”)	65,104	55,064
Add: Convertible preferred share dividends	—	21
Funds from Operations - diluted (“Diluted FFO”)	65,104	55,085
Less: Straight-line rent adjustments	(4,471)	(5,469)
Less: Recurring capital expenditures	(12,972)	(12,699)
Less: Amortization of deferred market rental revenue	(32)	(806)
Add: Issuance costs associated with redeemed preferred shares	—	1,813
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$47,629	$37,924

Weighted average shares
Weighted average common shares	36,721	32,124
Conversion of weighted average common units	8,707	8,773
Weighted average common shares/units - basic FFO per share	45,428	40,897
Assumed conversion of share options	1,595	1,680
Assumed conversion of weighted average convertible preferred shares	—	179
Weighted average common shares/units - diluted FFO per share	47,023	42,756

Diluted FFO per common share	$1.38	$1.29
Dividends/distributions per common share/unit	$0.790	$0.725
Earnings payout ratio	166.9%	185.5%
Diluted FFO payout ratio	56.1%	55.6%
Diluted AFFO payout ratio	76.7%	80.8%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	38,316	33,983
Weighted average common units	8,707	8,773
Denominator for diluted FFO per share	47,023	42,756

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars and shares in thousands, except per share data)

	September 30,	December 31,
	2005	2004
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$1,696,605	$1,544,501
Total assets	1,901,696	1,732,026
Mortgage and other loans payable	1,124,299	1,022,688
Total liabilities	1,210,649	1,111,224
Minority interests	108,530	98,878
Beneficiaries’ equity	582,517	521,924

Debt to Total Assets	59.1%	59.0%
Debt to Undepreciated Book Value of Real Estate Assets	58.3%	58.3%
Debt to Total Market Capitalization	37.6%	40.4%

Property Data (wholly owned properties) (as of period ended):
Number of operating properties owned	136
Total net rentable square feet owned (in thousands)	11,692
Occupancy	94.6%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$3,484	$3,924	$24,306	$10,612
Total capital improvements on operating properties	2,760	3,669	6,838	6,228
Total leasing costs on operating properties	3,017	2,598	4,652	8,957
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,199)	(1,454)	(16,633)	(3,221)
Less: Nonrecurring capital improvements on operating properties	(1,047)	(2,920)	(3,568)	(4,266)
Less: Nonrecurring leasing costs incurred on operating properties	(2,070)	(1,138)	(2,623)	(5,611)
Recurring capital expenditures	$4,945	$4,679	$12,972	$12,699

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$10,966	$9,235	$29,686	$24,291
Common unit distributions	2,452	2,202	6,836	6,333
Convertible preferred share dividends	—	—	—	21
Dividends and distributions for FFO & AFFO payout ratio	$13,418	$11,437	$36,522	$30,645

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$10,589	$9,750
Interest expense on continuing operations	14,370	10,668
Interest expense on discontinued operations	126	171
Income tax expense	294	145
Real estate-related depreciation and amortization	17,848	11,700
Amortization of deferred financing costs	641	577
Other depreciation and amortization	178	101
Minority interests	1,872	1,601
EBITDA	$45,918	$34,713

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$14,370	$10,668
Interest expense from discontinued operations	126	171
Denominator for interest coverage-EBITDA	14,496	10,839
Preferred share dividends	3,653	3,784
Preferred unit distributions	165	14
Denominator for fixed charge coverage-EBITDA	$18,314	$14,637

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$34,855	$34,395
Less: Straight-line rent adjustments	(603)	(2,471)
Less: Amortization of deferred market rental revenue	294	(224)
Same property cash net operating income	$34,546	$31,700

Corporate Office Properties Trust

Summary Financial Data

(Unaudited)

(Amounts in thousands, except per share data)

	September 30,	December 31,
	2005	2004
Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$1,901,696	$1,732,026
Assets other than assets included in investment in real estate	(205,091)	(187,525)
Accumulated depreciation on real estate assets	163,424	141,716
Intangible assets on real estate acquisitions, net	67,686	67,560
Denominator for debt to undepreciated book value of real estate assets	$1,927,715	$1,753,777

	Three months	Nine months
	ended	ended
	September 30,	September 30,
	2004	2004
Reconciliation of numerators for diluted EPS and diluted FFO as reported to numerators for diluted EPS and diluted FFO excluding issuance costs associated with redeemed preferred shares
Numerator for diluted EPS, as reported	$4,153	$13,119
Add: Issuance costs associated with redeemed preferred shares	1,813	1,813
Numerator for diluted EPS, as adjusted	$5,966	$14,932

Numerator for diluted FFO, as reported	$17,368	$55,085
Add: Issuance costs associated with redeemed preferred shares	1,813	1,813
Numerator for diluted FFO, as adjusted	$19,181	$56,898

	Twelve Months Ending		Twelve Months Ending
	December 31, 2005		December 31, 2006
	Low	High	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$22,450	$23,250	$20,450	$23,850
Gain on sales of real estate, excluding development portion	(4,432)	(4,432)	—	—
Real estate-related depreciation and amortization	64,096	64,096	77,262	77,262
Minority interests-common units	5,543	5,740	4,547	5,303
Numerator for projected diluted FFO per share	$87,657	$88,654	$102,259	$106,415

Reconciliation of denominators
Denominator for projected EPS-diluted	38,978	38,978	43,212	43,212
Weighted average common units	8,722	8,722	8,765	8,765
Denominator for projected diluted FFO per share	47,700	47,700	51,977	51,977

EPS - diluted	$0.58	$0.60	$0.47	$0.55
FFO per share - diluted	$1.84	$1.86	$1.97	$2.05

Top Twenty Office Tenants of Wholly Owned Properties as of September 30, 2005

(Dollars and square feet in thousands)

				Percentage of	Total	Percentage of Total	Weighted
			Total	Total	Annualized	Annualized	Average
		Number of	Occupied	Occupied	Rental	Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue(1)(6)	Revenue	Lease Term(2)
United States of America	(3)	37	1,412,699	12.8%	$31,887	13.9%	4.5
Booz Allen Hamilton, Inc.		11	534,787	4.8%	12,981	5.7%	7.3
Northrop Grumman Corporation		12	524,884	4.7%	11,530	5.0%	3.4
Computer Sciences Corporation	(4)	4	454,902	4.1%	10,701	4.7%	5.7
L-3 Communications Titan Corporation	(4)	5	239,153	2.2%	8,699	3.8%	7.8
Unisys	(5)	3	741,284	6.7%	8,060	3.5%	3.8
General Dynamics Corporation		9	278,239	2.5%	6,765	3.0%	3.3
AT&T Corporation	(4)	7	262,302	2.4%	6,012	2.6%	3.3
The Aerospace Corporation		2	221,785	2.0%	5,779	2.5%	9.2
Wachovia Bank		3	176,470	1.6%	5,324	2.3%	13.2
The Boeing Company	(4)	5	162,279	1.5%	4,168	1.8%	3.7
Ciena Corporation		3	221,609	2.0%	3,333	1.5%	2.6
VeriSign, Inc.		1	99,121	0.9%	3,272	1.4%	8.8
Magellan Health Services, Inc.		2	142,199	1.3%	2,867	1.3%	5.8
PricewaterhouseCoopers		1	97,638	0.9%	2,720	1.2%	0.4
Johns Hopkins University	(4)	7	106,473	1.0%	2,586	1.1%	1.9
Merck & Co., Inc. (Unisys)	(5)	1	219,065	2.0%	2,419	1.1%	3.8
Wyle Laboratories, Inc.		4	174,792	1.6%	2,348	1.0%	6.8
Carefirst, Inc. and Subsidiaries	(4)	3	94,223	0.9%	2,277	1.0%	2.3
BAE Systems PLC		7	199,212	1.8%	2,260	1.0%	1.3

Subtotal Top 20 Office Tenants		127	6,363,116	57.5%	135,987	59.3%	5.2
All remaining tenants		442	4,700,128	42.5%	93,292	40.7%	4.3
Total/Weighted Average		569	11,063,244	100.0%	$229,279	100.0%	4.9

(1)          Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2005 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)          The weighting of the lease term was computed using Total Rental Revenue.

(3)          Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)          Includes affiliated organizations or agencies.

(5)          Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet.

(6)          Order of tenants is based on Annualized Rent.